Exhibit 10(bk)

PARTIAL UNWIND AGREEMENT dated as of November 26, 2019 with respect to the Call Option Transaction Confirmations and the Warrants Confirmations
between Invacare Corporation and JPMorgan Chase Bank, National Association, London Branch

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Call Option Transaction Confirmations (as defined below) and the Warrants Confirmations (as defined below) is made as of November 26, 2019 between Invacare Corporation (the “Company”) and JPMorgan Chase Bank, National Association, London Branch (“Dealer”).
WHEREAS, the Company and Dealer entered into a Base Call Option Transaction Confirmation, dated as of February 17, 2016 (the “Base Call Option Transaction Confirmation” and such transaction, the “Base Call Option Transaction”), and an Additional Call Option Transaction Confirmation, dated as of March 4, 2016 (the “Additional Call Option Transaction Confirmation” and together with the Base Call Option Transaction Confirmation, the “Call Option Transaction Confirmations”; such transaction, the “Additional Call Option Transaction” and together with the Base Call Option Transaction, the “Call Options Transactions”), relating to USD 150,000,000 principal amount of 5.00% Convertible Senior Notes due 2021 (the “Convertible Notes”);
WHEREAS, the Company and Dealer entered into a Base Warrants Confirmation, dated as of February 17, 2016, (the “Base Warrants Confirmation” and such transaction, the “Base Warrants Transaction”) and an Additional Warrants Confirmation, dated as of March 4, 2016, (the “Additional Warrants Confirmation” and together with the Base Warrants Confirmation, the “Warrants Confirmations,” and together with the Call Option Transaction Confirmations, the “Confirmations”; such transaction, the “Additional Warrants Transaction” and together with the Base Warrants Transaction, the “Warrants Transactions”), pursuant to which the Company issued to Dealer warrants to purchase common shares, without par value, of the Company (the “Shares”); and
WHEREAS, the Company has requested, and Dealer has agreed, to partially terminate the Call Option Transactions and the Warrants Transactions;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the relevant Confirmation.

2.    Partial Call Option Unwind. Effective as of the date hereof, (i) the Number of Options in the Base Call Option Transaction Confirmation shall be reduced by 77,054, from 130,000 to 52,946 and (ii) the Number of Options in the Additional Call Option Transaction Confirmation shall be reduced by 11,855, from 20,000 to 8,145. The Call Option Transaction Confirmations, as so amended, shall remain in full force and effect.

3.    Partial Warrants Unwind. Effective as of the date hereof, (i) the Number of Warrants set forth in the Base Warrants Confirmation shall be reduced by 3,701,647, from 6,245,117 to 2,543,470 and (ii) the Number of Warrants set forth in the Additional Warrants Confirmation shall be reduced by 569,484, from 960,787 to 391,303. The Warrants Confirmations, as so amended, shall remain in full force and effect.

4.    Payments. For the avoidance of doubt, neither the Company nor Dealer shall have any payment or delivery obligation in connection with the foregoing partial termination of the Call Option Transactions and the Warrants Transactions.

5.    Representations and Warranties of the Company. The Company represents and warrants to Dealer on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)such execution, delivery and performance by the Company of this Agreement do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d)its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e)it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

(f)on the date hereof, the Company is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(g)the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million;

(h)each of it and its affiliates is not in possession of any material nonpublic information regarding Company or its common stock; and

(i)it (A) is not on the date hereof, engaged in a distribution, as such term is used in Regulation M under the Exchange Act (“Regulation M”), of the Shares or any securities deemed “reference securities” (as defined in Regulation M) with respect to the Shares and (B) shall not engage in any such distribution during the period commencing on the date hereof and ending on the second Exchange Business Day immediately following the date hereof with respect to the Shares or such reference securities, unless it notifies Dealer, on the day immediately preceding the first day of the “restricted period” (as defined in Regulation M) of any such distribution, and of completion of such restricted period on the date such distribution is concluded; provided that, in connection with the notification with respect to the completion of the restricted period, it shall be deemed to repeat the representations contained in paragraphs (e) and (h) of this Section 5.

6.    Representations and Warranties of Dealer. Dealer represents and warrants to the Company on the date hereof that:

(a)it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

8.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Transaction Confirmations and the Warrants Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

9.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11.    Additional Acknowledgements and Agreements. The Company understands, acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any hedge unwind activity in connection with this Agreement, (B) Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the termination or amendment of the Confirmations; (C) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the termination or amendment of the Confirmations; (D Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of the Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement; (E) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to the Company and (F) Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, any price paid by or to the Company in connection with the termination or amendment of the Confirmations.

12.    Communications with Employees of J.P. Morgan Securities LLC. If the Company interacts with any employee of J.P. Morgan Securities LLC with respect to any Transaction, the Company is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.

13.    Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer’s obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Company to the extent of any such performance.

14.    Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Termination Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Termination Agreement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

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IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

INVACARE CORPORATION

By:	/s/ Kathy P. Leneghan
Title:	SVP & CFO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director